Exhibit 99.1
Delek US Holdings Reports First Quarter 2021 Results

•Improved sequential EBITDA despite various headwinds; headline earnings reflect a lower tax benefit attributable to a more favorable internal outlook and corresponding impact on estimated annual effective tax rates
•Record first quarter retail segment results versus comparable periods providing stability and growth
•Improving crack spreads prompted a re-start of the Krotz Springs refinery
•All major planned refinery turnaround activities for the year are now complete, paving the way for higher utilization rates
•Maintain strong balance sheet with $794 million of cash as of March 31, 2021

BRENTWOOD, Tenn.-- May 4, 2021 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) today announced financial results for its first quarter ended March 31, 2021. Delek US reported a first quarter 2021 net loss of $(98.6) million, or $(1.34) per share, versus net loss of $(314.4) million, or $(4.28) per diluted share, for the quarter ended March 31, 2020. On an adjusted basis, Delek US reported an Adjusted net loss of $(125.2) million, or $(1.69) per share, for the first quarter 2021. This compares to Adjusted net loss of $(119.7) million, or $(1.63) per share, in the prior-year. Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") was $(41.4) million for the first quarter compared to Adjusted EBITDA of $(19.0) million in the prior year. Reconciliations of net income (loss) reported under U.S. GAAP to Adjusted net income (loss) and Adjusted EBITDA are included in the financial tables attached to this release.

Adjusted quarterly results include approximately $(20.5) million (after-tax), or $(0.28) per share, of headwinds which is comprised of the following: a net unfavorable impact of $(10.3) million (pre-tax) from negative "other inventory impact" which is outlined on page 12 and other net inventory hedging losses in the amount of $(16.2) million (pre-tax), outlined by segment in the table on page 9.

Uzi Yemin, Chairman, President and Chief Executive Officer of Delek US, stated, "Despite Winter Storm Uri, a continued challenging economic environment, and turnaround activities, we had improved EBITDA performance quarter over quarter. Our headline earnings reflect a lower tax benefit due to improving internal forecasts and the preliminary expectation that our annual tax rate will be better than statutory rates. Our retail business continues delivering strong results with record first quarter performance providing a layer of stability and growth within the portfolio."

Mr. Yemin continued, "In the refining segment, improving margins prompted us to re-start the Krotz Springs refinery. Our major planned maintenance for the year is now complete positioning us to run at strong utilization rates. We are excited to announce an exclusive agreement with Baker Hughes utilizing proprietary intellectual property allowing us to meet IMO regulations through blending competencies. This creates an attractive organic growth opportunity with minimal capital requirements and attractive return potential."

Liquidity
As of March 31, 2021, Delek US had a cash balance of $793.5 million and total consolidated long-term debt of $2,367.8 million, resulting in net debt of $1,574.3 million. As of March 31, 2021, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $983.4 million of total debt and $13.4 million of cash, which is included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had approximately $780.1 million in cash and $1,384.4 million of debt, or a $604.3 million net debt position. We maintain a federal income tax receivable totaling $156 million as of March 31, 2021, related to the federal net operating loss carryback, of which we expect to collect approximately $136 million in 2021.

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Refining Segment
Refining contribution margin improved to $(21.2) million in the first quarter 2021 from $(290.4) million in the first quarter 2020, while Adjusted refining contribution margin was $(56.8) million in the first quarter 2021 compared to $(23.1) million in the first quarter 2020. The current period adjusted refining contribution margin reflects $(6.6) million of unfavorable other inventory impact and $(15.5) million additional inventory hedging losses. Other inventory impacts, aside from lower of cost or market/net realizable value ("LCM"), are outlined by refinery in the tables on page 12.

On a year-over-year basis, adjusted contribution margin was negatively impacted by Winter Storm Uri resulting in lower throughput coupled with elevated energy costs. Additionally, Delek had a planned turnaround at the Krotz Springs refinery and proactively decided to pull-forward the El Dorado turnaround following the aforementioned winter storm.

Logistics Segment
The logistics segment contribution margin in the first quarter 2021 was $57.7 million compared to $47.3 million in the first quarter 2020. Results improved on a year-over-year basis primarily due to the drop down of the Big Spring Gathering System (dropped on March 31, 2020) and Trucking Assets (dropped on May 1, 2020). This was partially offset by lower throughput primarily due to lower refinery utilization caused by Winter Storm Uri and the El Dorado turnaround. Additionally, planned maintenance on the Paline pipeline impacted throughput for the first quarter.

Retail Segment
For the first quarter 2021, contribution margin was $16.9 million compared to $12.3 million in the prior-year period for the retail segment. Merchandise sales were approximately $74.6 million with an average retail margin of 32.7% in the first quarter 2021, compared to merchandise sales of approximately $71.7 million with an average retail margin of 31.6% in the prior-year period. Approximately 39.8 million retail fuel gallons were sold at an average margin of $0.35 per gallon in the first quarter 2021 compared to 48.0 million retail fuel gallons sold at an average margin of $0.31 per gallon in the first quarter 2020. In the first quarter 2021, the average merchandise store count was 253 which is consistent with the prior-year period. On a same store sales basis in the first quarter 2021, merchandise sales increased 4.2% and fuel gallons sold decreased 17.0% compared to the prior-year period.

Corporate/Other
Contribution margin from Corporate/Other was a loss of $16.0 million in the first quarter 2021 compared to a loss of $13.1 million in the prior-year period. Gross margin decreased primarily due to less revenue from Big Spring Gathering assets that were dropped down to Delek Logistics at the end of the first quarter of 2020. This decrease was partially offset by a favorable change in operating expenses, primarily due lower labor and benefit costs. The current period adjusted corporate/other contribution margin reflects $(3.7) million of unfavorable other inventory impact compared to $(3.1) million in the prior period, and is described on page 12.

The Wink to Webster crude oil pipeline, in which Delek has an equity interest, continues to progress, with segments and assets expected to come online throughout 2021. The 36-inch diameter pipeline, of which 100% of the contractible capacity is committed with minimum volume commitments (MVCs), will originate in the Permian Basin and have destination points in the Houston market.

First Quarter 2021 Results | Conference Call Information
Delek US will hold a conference call to discuss its first quarter 2021 results on Wednesday, May 5, 2021 at 8:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.

Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) first quarter 2021 earnings conference call that will be held on Wednesday, May 5, 2021 at 7:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics are available online at www.deleklogistics.com.

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About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, renewable fuels and convenience store retailing. The refining assets consist of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations primarily consist of Delek Logistics Partners, LP (NYSE: DKL). Delek US Holdings, Inc. and its affiliates own approximately 80% (including the general partner interest) of Delek Logistics Partners, LP. Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.

The convenience store retail operates approximately 253 convenience stores in central and West Texas and New Mexico.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.  These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; share repurchases; cost reductions; payments of dividends; growth; investments into our business; the performance and execution of our midstream growth initiatives, including the Big Spring Gathering System, the Red River joint venture and the Wink to Webster long-haul crude oil pipeline, and the flexibility, benefits and the expected returns therefrom; RINs waivers and tax credits and the value and benefit therefrom; cash and liquidity; opportunities and anticipated performance and financial position.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, including uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; uncertainty relating to the impact of the COVID-19 outbreak on the demand for crude oil, refined products and transportation and storage services; Delek US' ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Big Spring Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; the ability of the joint venture to construct the Wink to Webster long haul crude oil pipeline; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income attributable to Delek adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Adjusted segment contribution margin - calculated as Segment contribution margin adjusted for the identified Adjusting Items in Adjusted net income (loss) that impact Segment contribution margin;
•Refining margin - calculated as the difference between total refining revenues and total cost of materials and other;
•Adjusted refining margin - calculated as refining margin adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that impact refining margin and that, where applicable, can be identified and/or are measured and recognized at the refinery level;
•Refining margin per sales barrel - calculated as refining margin divided by our average refining sales in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Adjusted refining margin per sales barrel - calculated as adjusted refining margin divided by our average refining sales in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period;
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and adjusted EBITDA, and Adjusted Segment Contribution Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)
	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$793.5	$787.5
Accounts receivable, net	720.2	527.9
Inventories, net of inventory valuation reserves	1,034.6	727.7
Other current assets	358.2	256.4
Total current assets	2,906.5	2,299.5
Property, plant and equipment:
Property, plant and equipment	3,580.7	3,519.5
Less: accumulated depreciation	(1,212.9)	(1,152.3)
Property, plant and equipment, net	2,367.8	2,367.2
Operating lease right-of-use assets	174.1	182.0
Goodwill	729.7	729.7
Other intangibles, net	106.9	107.8
Equity method investments	360.2	363.6
Other non-current assets	98.8	84.3
Total assets	$6,744.0	$6,134.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,353.6	$1,144.0
Current portion of long-term debt	13.4	33.4
Obligation under Supply and Offtake Agreements	125.0	129.2
Current portion of operating lease liabilities	47.5	50.2
Accrued expenses and other current liabilities	961.8	546.4
Total current liabilities	2,501.3	1,903.2
Non-current liabilities:
Long-term debt, net of current portion	2,354.4	2,315.0
Obligation under Supply and Offtake Agreements	287.1	224.9
Environmental liabilities, net of current portion	107.0	107.4
Asset retirement obligations	37.8	37.5
Deferred tax liabilities	258.5	255.5
Operating lease liabilities, net of current portion	125.9	131.8
Other non-current liabilities	43.1	33.7
Total non-current liabilities	3,213.8	3,105.8
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 91,450,724 shares and 91,356,868 shares issued at March 31, 2021 and December 31, 2020, respectively	0.9	0.9
Additional paid-in capital	1,188.6	1,185.1
Accumulated other comprehensive loss	(7.4)	(7.2)
Treasury stock, 17,575,527 shares, at cost, as of March 31, 2021 and December 31, 2020, respectively	(694.1)	(694.1)
Retained earnings	423.2	522.0
Non-controlling interests in subsidiaries	117.7	118.4
Total stockholders’ equity	1,028.9	1,125.1
Total liabilities and stockholders’ equity	$6,744.0	$6,134.1

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except share and per share data)
	Three Months Ended March 31,
	2021	2020

Net revenues	$2,392.2	$1,821.2
Cost of sales:
Cost of materials and other	2,205.5	1,910.6
Operating expenses (excluding depreciation and amortization presented below)	128.0	129.2
Depreciation and amortization	62.3	47.0
Total cost of sales	2,395.8	2,086.8
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	21.3	25.3
General and administrative expenses	47.1	65.7
Depreciation and amortization	6.2	5.6
Other operating expense (income), net	1.9	(0.7)
Total operating costs and expenses	2,472.3	2,182.7
Operating loss	(80.1)	(361.5)
Interest expense	29.6	36.3
Interest income	(0.2)	(1.7)
Income from equity method investments	(4.8)	(5.1)
Other income, net	(1.0)	(0.9)
Total non-operating expense, net	23.6	28.6
Loss before income tax benefit	(103.7)	(390.1)
Income tax benefit	(12.4)	(83.1)
Net loss	(91.3)	(307.0)
Net income attributed to non-controlling interests	7.3	7.4
Net loss attributable to Delek	$(98.6)	$(314.4)

Basic loss per share	$(1.34)	$(4.28)
Diluted loss per share	$(1.34)	$(4.28)

Weighted average common shares outstanding:
Basic	73,803,772	73,437,730
Diluted	73,803,772	73,437,730
Dividends declared per common share outstanding	$—	$0.31

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Delek US Holdings, Inc.
Condensed Cash Flow Data (Unaudited)
(In millions)
	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net cash used in operating activities	$(34.3)	$(154.1)
Cash flows from investing activities:
Net cash used in investing activities	(46.1)	(146.6)
Cash flows from financing activities:
Net cash provided by financing activities	86.4	130.3
Net increase (decrease) in cash and cash equivalents	6.0	(170.4)
Cash and cash equivalents at the beginning of the period	787.5	955.3
Cash and cash equivalents at the end of the period	$793.5	$784.9

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Delek US Holdings, Inc.
Segment Data (Unaudited)
(In millions)
	Three Months Ended March 31, 2021
	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and sales)	$1,584.5	$56.7	$174.8	$576.2	$2,392.2
Inter-segment fees and revenues	155.6	96.2	—	(251.8)	—
Operating costs and expenses:
Cost of materials and other	1,647.7	81.1	136.5	340.2	2,205.5
Operating expenses (excluding depreciation and amortization presented below)	113.6	14.1	21.4	0.2	149.3
Segment contribution margin	$(21.2)	$57.7	$16.9	$(16.0)	$37.4
Depreciation and amortization	$52.1	$10.7	$3.2	$2.5	68.5
General and administrative expenses					47.1
Other operating expense, net					1.9
Operating loss					$(80.1)
Capital spending (excluding business combinations)	$57.8	$7.8	$0.8	$0.6	$67.0

	Three Months Ended March 31, 2020
	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding inter-segment fees and revenues)	$1,569.3	$56.8	$178.6	$16.5	$1,821.2
Inter-segment fees and revenues	158.6	106.6	—	(265.2)	—
Operating costs and expenses:
Cost of materials and other	1,906.6	101.3	144.1	(241.4)	1,910.6
Operating expenses (excluding depreciation and amortization presented below)	111.7	14.8	22.2	5.8	154.5
Segment contribution margin	$(290.4)	$47.3	$12.3	$(13.1)	$(243.9)
Depreciation and amortization	$37.2	$6.3	$2.9	$6.2	52.6
General and administrative expenses					65.7
Other operating income, net					(0.7)
Operating loss					$(361.5)
Capital spending (excluding business combinations)	$168.1	$3.0	$6.2	$12.9	$190.2

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Delek US Holdings, Inc.
Schedule of Inventory/Commodity Hedging Gains (Losses)
$ in millions
	Three Months Ended March 31, 2021
Inventory/Commodity Hedging Gains (Losses) Included in Segment Contribution Margin	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Inventory/Commodity unrealized hedging gain (loss)
Unrealized inventory/commodity hedging gain (loss) where the hedged item is currently recognized in the financial statements	$1.1	$—	$—	$—	$1.1
Unrealized inventory/commodity hedging gain (loss) where the hedged item is not yet recognized in the financial statements (1)	10.5	0.2	—	—	10.7
Total inventory/commodity unrealized hedging gain (loss)	11.6	0.2	—	—	11.8
Total inventory/commodity realized hedging gain (loss)	(16.6)	(1.1)	—	0.4	(17.3)
Total inventory/commodity hedging gain (loss)	$(5.0)	$(0.9)	$—	$0.4	$(5.5)

Delek US Holdings, Inc.
Schedule of Inventory/Commodity Hedging Gains (Losses)
$ in millions
	Three Months Ended March 31, 2020
Inventory/Commodity Hedging Gains (Losses) Included in Segment Contribution Margin	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Inventory/Commodity unrealized hedging gain (loss)
Unrealized inventory/commodity hedging gain (loss) where the hedged item is currently recognized in the financial statements	$44.2	$—	$—	$—	$44.2
Unrealized inventory/commodity hedging gain (loss) where the hedged item is not yet recognized in the financial statements (1)	4.3	2.3	—	(9.7)	(3.1)
Total inventory/commodity unrealized hedging gain (loss)	48.5	2.3	—	(9.7)	41.1
Total inventory/commodity realized hedging gain (loss)	31.8	0.8	—	(9.3)	23.3
Total inventory/commodity hedging gain (loss)	$80.3	$3.1	$—	$(19.0)	$64.4
(1) Represents an Adjusted item in certain of our non-GAAP measures.

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Refining Segment	Three Months Ended March 31,
	2021	2020
Tyler, TX Refinery	(Unaudited)
Days in period	90	91
Total sales volume - refined product (average barrels per day)(1)	73,224	74,981
Products manufactured (average barrels per day):
Gasoline	39,560	40,041
Diesel/Jet	27,741	27,403
Petrochemicals, LPG, NGLs	1,724	1,992
Other	1,471	1,242
Total production	70,496	70,678
Throughput (average barrels per day):
Crude oil	64,753	65,966
Other feedstocks	5,978	5,741
Total throughput	70,731	71,707
Total refining revenue ( $ in millions)	$490.0	$419.6
Cost of materials and other ($ in millions)	441.2	566.4
Total refining margin ($ in millions) (2)	$48.8	$(146.8)
Per barrel of refined product sales:
Tyler refining margin (2)	$7.41	$(21.51)
Tyler adjusted refining margin (2)	$4.17	$0.24
Operating expenses	$3.57	$3.73
Crude Slate: (% based on amount received in period)
WTI crude oil	92.6%	92.6%
East Texas crude oil	6.8%	7.4%
Other	0.6%	—%

El Dorado, AR Refinery
Days in period	90	91
Total sales volume - refined product (average barrels per day)(1)	49,711	77,551
Products manufactured (average barrels per day):
Gasoline	17,553	36,407
Diesel	13,973	27,637
Petrochemicals, LPG, NGLs	751	2,061
Asphalt	3,670	6,641
Other	438	972
Total production	36,385	73,718
Throughput (average barrels per day):
Crude oil	34,766	71,621
Other feedstocks	1,666	2,643
Total throughput	36,432	74,264
Total refining revenue ( $ in millions)	$436.8	$611.9
Cost of materials and other ($ in millions)	450.9	671.5
Total refining margin ($ in millions) (2)	$(14.1)	$(59.6)
Per barrel of refined product sales:
El Dorado refining margin (2)	$(3.16)	$(8.45)
El Dorado adjusted refining margin (2)	$(3.12)	$(1.23)
Operating expenses	$6.36	$4.42
Crude Slate: (% based on amount received in period)
WTI crude oil	44.0%	34.4%
Local Arkansas crude oil	32.2%	19.2%
Other	23.8%	46.4%

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Refining Segment (continued)	Three Months Ended March 31,
	2021	2020
Big Spring, TX Refinery	(Unaudited)
Days in period - based on date acquired	90	91
Total sales volume - refined product (average barrels per day) (1)	68,699	38,086
Products manufactured (average barrels per day):
Gasoline	32,812	14,607
Diesel/Jet	20,935	9,796
Petrochemicals, LPG, NGLs	3,148	1,381
Asphalt	1,793	850
Other	1,404	480
Total production	60,092	27,114
Throughput (average barrels per day):
Crude oil	59,758	29,905
Other feedstocks	929	(1,327)
Total throughput	60,687	28,578
Total refining revenue ( $ in millions)	$502.0	$409.8
Cost of materials and other ($ in millions)	461.2	453.5
Total refining margin ($ in millions) (2)	$40.8	$(43.7)
Per barrel of refined product sales:
Big Spring refining margin (2)	$6.60	$(12.60)
Big Spring adjusted refining margin (2)	$6.55	$(4.92)
Operating expenses	$6.43	$7.37
Crude Slate: (% based on amount received in period)
WTI crude oil	62.8%	56.3%
WTS crude oil	37.2%	43.7%

Krotz Springs, LA Refinery
Days in period - based on date acquired	90	91
Total sales volume - refined product (average barrels per day) (1)	24,964	81,016
Products manufactured (average barrels per day):
Gasoline	6,118	29,933
Diesel/Jet	4,003	30,932
Heavy oils	182	731
Petrochemicals, LPG, NGLs	1,265	3,006
Other	11,216	—
Total production	22,784	64,602
Throughput (average barrels per day):
Crude oil	13,554	72,481
Other feedstocks	11,381	(8,383)
Total throughput	24,935	64,098
Total refining revenue ( $ in millions)	$319.7	$443.6
Cost of materials and other ($ in millions)	305.6	454.6
Total refining margin ($ in millions)	$14.1	$(11.0)
Per barrel of refined product sales:
Krotz Springs refining margin (2)	$6.25	$(1.49)
Krotz Springs adjusted refining margin (2)	$6.67	$4.48
Operating expenses	$9.07	$3.43
Crude Slate: (% based on amount received in period)
WTI Crude	81.2%	66.1%
Gulf Coast Sweet Crude	18.8%	33.9%

(1)     Includes inter-refinery sales and sales to other segments which are eliminated in consolidation.
(2)     See Other Items Impacting Refining Margin discussed below.

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Other Items Impacting Refining Margin:
In addition to the items that were reflected as adjustments for deriving our Adjusted refining margin, which then was used to calculate Adjusted refining margin per barrel presented on page 14, there were other items that were recognized during the periods that impacted our Refining margins at the refineries. The primary items are as follows:

Other Inventory Impact: "Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average NYMEX WTI purchase cost and per barrel cost of materials and other for the period recognized on a FIFO basis. It assumes no beginning or ending inventory, so that the current period average market price reflects the weighted average NYMEX WTI purchase cost for the current period only, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions, and are not intended to be a true representation of results under LIFO. However, this analysis provides management with a means to compare hypothetical refining margins to current crack spreads, as well as provides a means to better compare our results to peers, the majority of which value inventory on a LIFO basis.

Summary of Other Favorable (Unfavorable) Items Impacting Refining Margin:
$ in millions
	Three Months Ended March 31,
	2021	2020
	(Unaudited)
El Dorado
Gross Estimated $ Impact
Other inventory impact	$(9.3)	$(20.5)
	$(9.3)	$(20.5)
Big Spring
Gross Estimated $ Impact
Other inventory impact	$12.2	$(41.4)
	$12.2	$(41.4)
Krotz Springs
Gross Estimated $ Impact
Other inventory impact	$(9.5)	$(2.0)
	$(9.5)	$(2.0)

Other Items Impacting Contribution Margin:
In addition to the items that were reflected as adjustments for deriving our Adjusted contribution margin (as presented on page 18), there were other items that were recognized during the periods that impacted our Contribution margins (excluding those impacting refining margin, which are disclosed above). The primary items are as follows:

Other Inventory Impact: We also carry FIFO inventory, which may include crude, feedstock, intermediates and refined product, relating to certain wholesale operations and immaterial blending operations, which are subject to similar pricing exposures as the refining segment and that many of our peers also value on a LIFO basis. These operations are included in the corporate and other contribution margin in our segment disclosures and therefore the "other inventory impact" does not impact refining margin. However, it does impact our overall results of operations in comparison to peers. Such other inventory impact is presented below and was estimated in a manner similar to that described in the 'Other Items Impacting Refining Margin' section above.

Summary of Other Favorable (Unfavorable) Items Impacting Contribution Margin (excluding the refining segment):
$ in millions
	Three Months Ended March 31,
	2021	2020
	(Unaudited)
Corporate and Other
Gross Estimated $ Impact
Other inventory impact	$(3.7)	$(3.1)
	$(3.7)	$(3.1)

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Included in the refinery statistics above are the following inter-refinery and sales to other segments:

Inter-refinery Sales
	Three Months Ended March 31,
(in barrels per day)	2021	2020
	(Unaudited)

Tyler refined product sales to other Delek refineries	2,095	763
El Dorado refined product sales to other Delek refineries	445	1,466
Big Spring refined product sales to other Delek refineries	728	1,025
Krotz Springs refined product sales to other Delek refineries	—	293

Refinery Sales to Other Segments
	Three Months Ended March 31,
(in barrels per day)	2021	2020
	(Unaudited)

Tyler refined product sales to other Delek segments	922	3,207
El Dorado refined product sales to other Delek segments	7	328
Big Spring refined product sales to other Delek segments	22,110	25,112
Krotz Springs refined product sales to other Delek segments	2,007	—

Pricing statistics
(average for the period presented)
	Three Months Ended March 31,
	2021	2020
	(Unaudited)

WTI — Cushing crude oil (per barrel)	$58.03	$45.57
WTI — Midland crude oil (per barrel)	$58.90	$45.51
WTS -- Midland crude oil (per barrel) (1)	$58.77	$44.99
LLS (per barrel) (1)	$60.18	$47.63
Brent crude oil (per barrel)	$61.17	$50.82

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$13.57	$10.74
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$14.33	$11.41
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$7.65	$8.12

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$1.71	$1.25
Gulf Coast Ultra low sulfur diesel (per gallon)	$1.71	$1.47
U.S. Gulf Coast high sulfur diesel (per gallon)	$1.50	$1.36
Natural gas (per MMBTU)	$2.72	$1.87

(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of WTI Cushing crude, U.S. Gulf Coast CBOB and U.S, Gulf Coast Pipeline No. 2 heating oil (ultra low sulfur diesel). For our Big Spring refinery, we compare our per barrel refined product margin to the Gulf Coast 3-2-1 crack spread consisting of WTI Cushing crude, Gulf Coast 87 Conventional gasoline and Gulf Coast ultra-low sulfur diesel, and for our Krotz Springs refinery, we compare our per barrel refined product margin to the Gulf Coast 2-1-1 crack spread consisting of LLS crude oil, Gulf Coast 87 Conventional gasoline and U.S, Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Delek US Holdings, Inc.
Reconciliation of Refining margin per barrel to Adjusted Refining margin per barrel (1)
	Three Months Ended March 31,
	2021	2020
	(Unaudited)

Tyler (2)
Reported refining margin, $ per barrel	$7.41	$(21.51)
Adjusting items:
Net inventory LCM valuation loss (benefit)	(3.24)	21.75
Adjusted refining margin $/bbl	$4.17	$0.24

El Dorado (3)
Reported refining margin, $ per barrel	$(3.16)	$(8.45)
Adjusting items:
Net inventory LCM valuation loss (benefit)	0.04	7.22
Adjusted refining margin $/bbl	$(3.12)	$(1.23)

Big Spring (4)
Reported refining margin, $ per barrel	$6.60	$(12.60)
Adjusting items:
Net inventory LCM valuation loss (benefit)	(0.05)	7.68
Adjusted refining margin $/bbl	$6.55	$(4.92)

Krotz Springs (5)
Reported refining margin, $ per barrel	$6.25	$(1.49)
Adjusting items:
Net inventory LCM valuation loss (benefit)	0.42	5.97
Adjusted refining margin $/bbl	$6.67	$4.48

(1)Adjusted refining margin per barrel is presented to provide a measure to evaluate performance excluding inventory valuation adjustments and other items at the individual refinery level. Delek US believes that the presentation of adjusted measures provides useful information to investors in assessing its results of operations at each refinery. Because adjusted refining margin per barrel may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. Additionally, management evaluates other impacts to refining margin by refinery which may not represent adjustments, but which provide information useful for evaluating the results compared to current crack spreads and peers. See the 'Other Items Impacting Refining Margin' for further discussion.
(2)Tyler adjusted refining margins exclude the following items:
Net inventory LCM valuation loss/benefit - There was approximately a net valuation benefit of $21.4 million and a net valuation loss of $148.4 million in the first quarter 2021 and 2020, respectively.
(3)El Dorado Adjusted refining margins exclude the following items:
Net inventory LCM valuation loss/benefit - There was approximately $0.2 million and $51.0 million of net valuation loss in the first quarter 2021 and 2020, respectively.
(4)Big Spring Adjusted refining margins exclude the following items:
Net inventory LCM valuation loss/benefit - There was approximately $0.3 million of net valuation benefit and $26.6 million of net valuation loss in the first quarter 2021 and 2020, respectively.
(5)Krotz Springs Adjusted refining margins exclude the following items:
Net inventory LCM valuation loss/benefit - There was approximately $0.9 million and $44.0 million of net valuation loss in the first quarter 2021 and 2020, respectively.

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Logistics Segment	Three Months Ended March 31,
	2021	2020
	(Unaudited)
Pipelines & Transportation: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	44,118	55,471
Refined products pipelines	26,349	54,106
SALA Gathering System	11,880	34,906
East Texas Crude Logistics System	26,075	14,174
Big Spring Gathering System	73,724	—
Plains Connection System	108,361	—

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (1)	71,963	72,650
West Texas wholesale marketing throughputs (average bpd)	10,138	16,081
West Texas wholesale marketing margin per barrel	$3.42	$2.70
Big Spring wholesale marketing throughputs (average bpd)	72,927	66,386
Terminalling throughputs (average bpd) (2)	144,539	135,329
(1) Excludes jet fuel and petroleum coke.
(2) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

Retail Segment	Three Months Ended March 31,
	2021	2020
	(Unaudited)
Number of stores (end of period)	253	253
Average number of stores	253	253
Average number of fuel stores	248	248
Retail fuel sales (thousands of gallons)	39,765	47,959
Average retail gallons sold per average number of fuel stores (in thousands)	161	194
Average retail sales price per gallon sold	$2.52	$2.23
Retail fuel margin ($ per gallon) (1)	$0.35	$0.31
Merchandise sales (in millions)	$74.6	$71.7
Merchandise sales per average number of stores (in millions)	$0.3	$0.3
Merchandise margin %	32.7%	31.6%

	Three Months Ended March 31,
	2021	2020
Same-Store Comparison (2)	(Unaudited)

Change in same-store fuel gallons sold	(17.0)%	(8.2)%
Change in same-store merchandise sales	4.2%	1.7%
(1)Retail fuel margin represents gross margin on fuel sales in the retail segment, and is calculated as retail fuel sales revenue less retail fuel cost of sales. The retail fuel margin per gallon calculation is derived by dividing retail fuel margin by the total retail fuel gallons sold for the period.
(2)Same-store comparisons include period-over-period changes in specified metrics for stores that were in service at both the beginning of the earliest period and the end of the most recent period used in the comparison.

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Delek US Holdings, Inc.
Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions

	Three Months Ended March 31,
Reconciliation of Net Income (Loss) attributable to Delek to Adjusted Net Income (Loss)	2021		2020
	(Unaudited)
Reported net loss attributable to Delek	$(98.6)		$(314.4)
Adjusting items
Net inventory LCM valuation (benefit) loss	(20.4)		280.8
Tax effect	4.7		(66.2)
Net after-tax inventory LCM valuation (benefit) loss	(15.7)		214.6

El Dorado refinery fire - workers compensation loss	3.8		—
El Dorado refinery fire property and equipment loss - accelerated depreciation	1.0		—
Total El Dorado refinery fire losses	4.8	4800000	—
Tax effect	(1.1)		—
Net after-tax El Dorado refinery fire losses	3.7		—

Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(10.7)		3.1
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.4)		—
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(12.1)		3.1
Tax effect	2.9		(0.7)
Net after-tax unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(9.2)		2.4

Non-cash change in fair value of Supply and Offtake ("S&O") Obligation associated with hedging activities (1)	(6.9)		—
Tax effect	1.5		—
Net after-tax non-cash change in fair value of S&O Obligation associated with hedging activities	(5.4)		—

Tax adjustment to reduce deferred tax asset valuation allowance resulting from Big Springs Gathering Assets Acquisition	—		(22.3)

Total after tax adjusting items	(26.6)		194.7

Adjusted net loss	$(125.2)		$(119.7)

(1) Represents an adjustment to exclude the effect of non-cash changes in fair value related to economic hedges that were entered into as discrete amendments to the S&O Obligation (i.e., not contemplated in the April 2020 Amendment and Restatement to the S&O Obligation), as such fair value changes are hedges where the hedged item (a future fee) is not yet recognized in the financial statements.

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Delek US Holdings, Inc.
Reconciliation of Amounts Reported Under U.S. GAAP
per share data
	Three Months Ended March 31,
Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share	2021	2020
	(Unaudited)
Reported diluted loss per share	$(1.34)	$(4.28)

Adjusting items, after tax (per share) (1) (2)
Net inventory LCM valuation loss (benefit)	(0.21)	2.92
El Dorado refinery fire losses	0.05	—
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(0.12)	0.03
Non-cash change in fair value of S&O Obligation associated with hedging activities	(0.07)	—
Tax adjustment to reduce deferred tax asset valuation allowance resulting from Big Springs Gathering Assets Acquisition	—	(0.30)

Total adjusting items	(0.35)	2.65
Adjusted net loss per share	$(1.69)	$(1.63)
(1) The tax calculation is based on the appropriate marginal income tax rate related to each adjustment and for each respective time period, which is applied to the adjusted items in the calculation of adjusted net income in all periods.
(2) For periods of Adjusted net loss, Adjustments (Adjusting Items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.

Delek US Holdings, Inc.
Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions

	Three Months Ended March 31,
Reconciliation of Net Income (Loss) attributable to Delek to Adjusted EBITDA	2021	2020
	(Unaudited)
Reported net loss attributable to Delek	$(98.6)	$(314.4)

Add:
Interest expense, net	29.4	34.6
Income tax benefit	(12.4)	(83.1)
Depreciation and amortization	68.5	52.6
EBITDA	(13.1)	(310.3)

Adjusting items
Net inventory LCM valuation (benefit) loss	(20.4)	280.8
El Dorado refinery fire - workers compensation loss	3.8	—
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(10.7)	3.1
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.4)	—
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(12.1)	3.1
Non-cash change in fair value of S&O Obligation associated with hedging activities (1)	(6.9)	—
Net income attributable to non-controlling interest	7.3	7.4
Total Adjusting items	(28.3)	291.3

Adjusted EBITDA	$(41.4)	$(19.0)

(1) Represents an adjustment to exclude the effect of non-cash changes in fair value related to economic hedges that were entered into as discrete amendments to the S&O Obligation (i.e., not contemplated in the April 2020 Amendment and Restatement to the S&O Obligation), as such fair value changes are hedges where the hedged item (a future fee) is not yet recognized in the financial statements.

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Delek US Holdings, Inc.
Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions

	Three Months Ended March 31, 2021
Reconciliation of U.S. GAAP Segment Contribution Margin to Adjusted Segment Contribution Margin	Refining		Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Reported segment contribution margin	$(21.2)		$57.7	$16.9	$(16.0)	$37.4

Adjusting items
Net inventory LCM valuation (benefit) loss	(20.6)		—	—	0.2	(20.4)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(10.5)		(0.2)	—	—	(10.7)
Unrealized RINs and other hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.4)		—	—	—	(1.4)
Total unrealized hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(11.9)		(0.2)	—	—	(12.1)
El Dorado refinery fire - workers compensation loss	3.8		—	—	—	3.8
Non-cash change in fair value of S&O Obligation associated with hedging activities (1)	(6.9)		—	—	—	(6.9)
Total Adjusting items	(35.6)	-35600000	(0.2)	—	0.2	(35.6)
Adjusted segment contribution margin	$(56.8)		$57.5	$16.9	$(15.8)	$1.8

Delek US Holdings, Inc.
Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions

	Three Months Ended March 31, 2020
Reconciliation of U.S. GAAP Segment Contribution Margin to Adjusted Segment Contribution Margin	Refining	Logistics		Retail		Corporate, Other and Eliminations	Consolidated
Reported segment contribution margin	$(290.4)	$47.3		$12.3		$(13.1)	(243.9)

Adjusting items
Net inventory LCM valuation (benefit) loss	271.6	2.9		3.2		3.1	280.8
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(4.3)	(2.3)	—	—	—	9.7	3.1
Total Adjusting items	267.3	0.6		3.2		12.8	283.9
Adjusted segment contribution margin	$(23.1)	$47.9		$15.5		$(0.3)	$40.0
(1) Represents an adjustment to exclude the effect of non-cash changes in fair value related to economic hedges that were entered into as discrete amendments to the S&O Obligation (i.e., not contemplated in the April 2020 Amendment and Restatement to the S&O Obligation), as such fair value changes are hedges where the hedged item (a future fee) is not yet recognized in the financial statements.

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Delek US Holdings, Inc.
Reconciliation of Amounts Reported Under U.S. GAAP
$ in millions
	Three Months Ended March 31,
Reconciliation of Refining Segment Gross Margin (Loss) to Refining Margin	2021	2020
	(Unaudited)
Net revenues	$1,740.1	$1,727.9
Cost of sales	1,813.4	2,055.5
Gross margin (loss)	(73.3)	(327.6)
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	113.6	111.7
Depreciation and amortization	52.1	37.2
Refining margin	$92.4	$(178.7)

Investor/Media Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Government Affairs, Public Affairs & Communications, 615-435-1407

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).

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